Exhibit 26(r): Powers of Attorney SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act, the Registrant, Security Life Separate Account L1 of Security Life of Denver Insurance Company, has duly caused this Initial Registration Statement on Form N-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor and in the State of Connecticut on the 9th day of July, 2010.

SECURITY LIFE SEPARATE ACCOUNT L1 (Registrant) By: SECURITY LIFE OF DENVER INSURANCE COMPANY (Depositor) By: /s/ Donald W. Britton Donald W. Britton President (principal executive officer)

As required by the Securities Act of 1933 and the Investment Company Act of 1940, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie and Michael A. Pignatella, such person’s true and lawful attorneys and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

/s/ Donald W. Britton	Director and President	June 7, 2010
Donald W. Britton	(principal executive officer)

/s/ Lynne R. Ford	Director	June 1, 2010
Lynne R. Ford

/s/ Robert G. Leary	Director	June 2, 2010
Robert G. Leary

/s/ T. J. McInerney	Director and Chairman	June 1, 2010
Thomas J. McInerney

/s/ Catherine H. Smith	Director and Senior Vice President	June 2, 2010
Catherine H. Smith

/s/ Michael S. Smith	Director	June 1, 2010
Michael S. Smith

/s/ Ewout L. Steenbergen	Director, Executive Vice President and Chief Financial Officer	June 1, 2010
Ewout L. Steenbergen	(principal financial officer)

/s/ Steven T. Pierson	Senior Vice President and Chief Accounting Officer	June 2, 2010
Steven T. Pierson	(principal accounting officer)

State of New York County of New York

On the 1 day of June in the year 2010, before me, the undersigned, personally appeared Lynne R. Ford, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC3352985
Qualified in New York County
Commission Expires 4-30-2011

State of New York County of New York

On the 2nd day of June in the year 2010, before me, the undersigned, personally appeared Robert G. Leary, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC3352985
Qualified in New York County
Commission Expires 4-30-2011

State of New York County of New York

On the 1st day of June in the year 2010, before me, the undersigned, personally appeared Ewout L. Steenbergen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC3352985
Qualified in New York County
Commission Expires 4-30-2011

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Signature of Agents:

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed
and acknowledged before me this 4th day of
Nicole L. Molleur	June, 2010, by J. Neil McMurdie, as
Notary Public Within and for	attorney in fact on behalf of Lynne R. Ford.
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed
and acknowledged before me this 4th day
Nicole L. Molleur	of June, 2010, by Michael A. Pignatella,
Notary Public Within and for	as attorney in fact on behalf of Lynne R.
The State of Connecticut	Ford.
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed
and acknowledged before me this 4th day
Nicole L. Molleur	of June, 2010, by J. Neil McMurdie, as
Notary Public Within and for	attorney in fact on behalf of Robert G.
The State of Connecticut	Leary.
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed
and acknowledged before me this 4th day
Nicole L. Molleur	of June, 2010, by Michael A. Pignatella,
Notary Public Within and for	as attorney in fact on behalf of Robert G.
The State of Connecticut	Leary.
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed
and acknowledged before me this 4th day
Nicole L. Molleur	of June, 2010, by J. Neil McMurdie, as
Notary Public Within and for	attorney in fact on behalf of Ewout L.
The State of Connecticut	Steenbergen.
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed
and acknowledged before me this 4th day
Nicole L. Molleur	of June, 2010, by Michael A. Pignatella,
Notary Public Within and for	as attorney in fact on behalf of Ewout L.
The State of Connecticut	Steenbergen.
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.; You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of the agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.